UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:
July 8, 2008

Chanticleer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00709	20-2932652

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Rotunda 4201 Congress Street, Suite 145 Charlotte, NC		28209

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(704) 366-5122

Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing objection of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on July 8, 2008, Chanticleer Holdings, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) by and among the Company, Owl Acquisition Holdings Corp., an indirect wholly-owned subsidiary of the Company (the “Buyer”), Texas Wings Incorporated (“TWI”) and each of the related entities listed on Annex A to the Asset Purchase Agreement that may from time to time execute a joinder to the Asset Purchase Agreement (the “Sellers”) to acquire substantially all of the assets of TWI and its 45 related Hooters branded restaurants.

The consideration for the assets to be purchased and liabilities to be assumed will be: (i) an amount to be paid in a combination of cash, Company common stock and Company convertible notes (the “Cash and Securities Consideration”) equal to (A) the product of (x) the earnings before interest, taxes, depreciation and amortization (the “EBIDTA”) of TWI and certain restaurants operated by TWI and the Sellers for the trailing thirteen periods prior to the closing of the Asset Purchase Agreement (the “Closing”) multiplied by (y) 5.5, plus (B) the lesser of (x) the net book value (the “NBV”) of certain restaurants operated by TWI and the Sellers, and (y) $10,000,000 plus (C) $150,000 and (ii) the assumption by Buyer of certain liabilities of the Sellers. The Cash and Securities Consideration will be subject to adjustment following the Closing based upon a final determination of EBITDA and NBV for the most recently completed fiscal period prior to Closing (the “Period End Date”) and will be subject to further upward or downward adjustment based upon the amount by which the net working capital of the Sellers exceeds or is less than $2,200,000 as of the Period End Date. Ten percent of the Cash and Securities Consideration will be held in escrow until the final Cash and Securities Consideration amount is determined. An additional $6,000,000 of the Cash and Securities Consideration will be held in escrow for one year for indemnification purposes.

The Cash and Securities Consideration to be paid by Buyer to the Sellers at the Closing pursuant to the Asset Purchase Agreement is approximately $106,000,000, made up of (i) $52,988,250 in cash (which amount will be reduced by any indebtedness of the Sellers repaid at Closing), (ii) 5,298,825 shares of Company common stock (the number of which has been calculated at a deemed value of $7.00 per share after giving effect to the Company’s previously disclosed 1:10 reverse stock split) and (iii) Company convertible notes with an aggregate principal amount of $15,896,475. The convertible notes will bear interest at 6% per annum.

The Asset Purchase Agreement is subject to a number of closing conditions including but not limited to: (i) the accuracy of the parties’ representations and warranties through Closing, (ii) the performance of the parties’ covenants, agreements and obligations under the Asset Purchase Agreement, (iii) the parties obtaining all material consents, (iv) no occurrence of a material adverse change in the Sellers’ business, (v) the Company obtaining financing to consummate the Asset Purchase Agreement and the transactions contemplated by its previously announced acquisition of Hooter’s, Inc. (“HI”) and its affiliates (the “HI Acquisition”) and to fund its ordinary working capital requirements, (vi) the shares of Company common stock being issued to the Sellers at Closing representing at least 50.01% of the outstanding shares of Company common stock after giving effect to the Closing and (vii) the HI Acquisition being consummated.

The summary of the Asset Purchase Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Asset Purchase Agreement, a copy of which is incorporated herein by reference and attached hereto as Exhibit 2.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Asset Purchase Agreement, the Company entered into employment agreements with the following individuals who will serve in the following executive officers positions with the Company following the Closing: Michael Pruitt (“Pruitt”), Chairman of the Board; Neil G. Kiefer (“Kiefer”), President and Chief Executive Officer; Michael Herrick (“Herrick”), Co-Chief Operating Officer; Salvatore Mellili (“Mellili”), Co-Chief Operating Officer; and Glenn Tobias (“Tobias”), Executive Vice Chairman (together, the “Employment Agreements”). The Employment Agreements also contemplate that Pruitt, Kiefer and Herrick will all be nominated to serve on the Company’s board of directors during the term of their respective Employment Agreements.

Pruitt is currently, President, Chief Executive Officer and Chairman of the Board of the Company as well as a member of its board of directors and is expected to continue in such capacities through the Closings. Kiefer is currently President and Chief Executive Officer of HI and certain of its affiliates and has served in such capacities since 1994. Mellili joined HI in 1991 and has served as its Chief Operating Officer since 2006. Herrick joined TW in 1993 and has served as its Executive Vice President since 2006. Tobias has provided financial advisory services to the Company since August of 2007 as a consultant.

Each Employment Agreement is conditioned upon the consummation of the HI Acquisition and the Closing (together, the “Closings”), and the Employment Agreements will take effect upon the later to occur of the Closings. In the event that the Closings take place, it is expected that the Company’s board of directors will appoint Kieffer, Tobias, Mellili and Herrick to the applicable executive officer and director positions contemplated therein promptly following the consummation of the Closings. The term of each Employment Agreement is three years, except for Pruitt’s agreement, which has a term of two years, subject in all cases to one-year automatic term renewals unless terminated by either party prior to such renewal. The agreements provide for annual base salaries (subject to annual increases) and target annual bonus opportunities (determined by reference to Company EBITDA goals) as follows:

NAME	ANNUAL SALARY	ANNUAL BONUS OPPORTUNITY
Pruitt	$150,000	Discretionary Annual Bonus
Kiefer	$450,000	58% of Base Salary, Paid Quarterly
Herrick	$325,000	58% of Base Salary, Paid Quarterly
Mellili	$325,000	58% of Base Salary, Paid Quarterly
Tobias	$400,000	55% of Base Salary, Paid Quarterly

The executives are eligible to receive additional discretionary cash and/or equity incentive bonus awards based on the attainment of significant corporate objectives, as well as customary benefits, indemnification protections and vacation. In addition, Pruitt will receive a one-time, $200,000 cash bonus following the consummation of the Closings and will be eligible to receive an additional bonus of $1,200,000 upon the successful completion of certain future acquisitions.

Subject to Company’s board of directors adopting, and the Company’s stockholders subsequently approving, the Company’s 2008 Equity Incentive Plan (the “Plan”), the Company will grant each of these executives stock options and restricted stock in the following amounts:

NAME	OPTION GRANT	RESTRICTED STOCK GRANT
Pruitt	149,535 Shares	37,384 Shares
Kiefer	195,546 Shares	48,886 Shares
Herrick	195,546 Shares	48,886 Shares
Mellili	195,546 Shares	48,886 Shares
Tobias	195,546 Shares	48,886 Shares

The allocation of options and restricted stock may be adjusted by the parties prior to grant if necessary to preserve the value intended under the current pre-closing allocation. The options will be granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Both the options and the restricted stock grants will vest (and the options become exercisable) as to one-third of their respective shares on the first anniversary of the grant date and as to one-twelfth of their respective shares on each quarterly anniversary of the grant date thereafter, except that Pruitt’s options and restricted stock will instead vest as to one-half of their respective shares on each of the first two anniversaries of the grant date, subject in all cases to the grantee’s continued employment with the Company through each such vesting date. In addition, upon a Change of Control (as such term is defined in the Plan), subject to the executive’s continued employment through such event, one-half of the then-unvested shares subject to each option and restricted stock grant shall vest.

Upon an executive’s termination of employment for “good reason” or without “cause” (each as defined in the Employment Agreements), in addition to compensation and benefits accrued prior to termination, the executive will be entitled to the following payments and benefits, subject to the executive’s execution of a release of claims against the Company:

(i) For executives other than Pruitt and Tobias, a lump-sum payment equal to the greater of (A) the executive’s base salary that would have been payable through the remainder of the original employment term, at the rate in effect as of the termination date, or (B) 200% of the executive’s base salary in effect as of the termination date, except that 200% shall be replaced by 250% if such termination date occurs within six months prior to, or one year after, a qualifying transaction; Tobias’ will be entitled to comparable lump-sum payments, except that the amounts will be limited to 50% of his applicable base salary prior to a qualifying transaction or 100% of such base salary if the termination date occurs within one year after such a transaction; Pruitt will not receive any cash severance;

(ii) For executives other than Pruitt, Company-paid continuation medical benefits for the executive and his dependents for eighteen months after such termination (or, if earlier, the date on which the executive becomes eligible to receive comparable benefits from another employer); and

(iii) For all executives, either (A) 50% of the then-unvested shares subject to such executive’s option and restricted stock grants shall vest immediately prior to such termination, or (B) if such termination occurs within six months prior to or one year following a qualifying transaction, then all unvested shares subject to such executive’s option and restricted stock grants shall vest immediately prior to such termination (or, with respect to a portion of the shares, the qualifying transaction if later).

In addition, for executives other than Pruitt, if the Company elects not to renew an executive’s Employment Agreement, the executive will be entitled, subject to the executive’s execution of a release of claims, to (i),a lump-sum payment equal to 75% (for all executives other than Tobias) or 50% (for Tobias only) of the executive’s base salary at the rate in effect as of the termination date, and (ii) Company-paid continuation medical benefits for the executive and his dependents for twelve months after such non-renewal (or, if earlier, the date on which the executive becomes eligible to receive comparable benefits from another employer).

If a change of control occurs and an executive becomes subject to “golden parachute” taxes under Internal Revenue Code Section 280G that equal or exceed 110% of the threshold at which such taxes are imposed, the Company will pay or reimburse such taxes and any taxes resulting from such payment or reimbursement in a manner that, following such payment or reimbursement, the executive will be in the same economic position as if such taxes had not been imposed. In addition, each executive has agreed to be bound by noncompetition, non-solicitation, confidentiality and other customary covenants following termination of employment.

The summary of the terms of the foregoing employment agreements set forth in this Item 5.02 is qualified in its entirety by reference to the text of such employment agreements, copies of which are incorporated herein by reference and attached hereto as Exhibits 10.1 through 10.5.

Additional Information about the Company:

Chanticleer Holdings, Inc. is currently a closed-end investment company that invests in value-based opportunities that are typically either privately held or considered small or micro cap publicly traded companies. The Company is currently treated as a business development company (a “BDC”) under the Investment Company Act of 1940, however has notified the Securities and Exchange Commission and its shareholders of its intention to convert back to an operating company from a BDC, with such election expected to become effective on or around July 15, 2008. For more information about the Company, please visit http://www.chanticleerholdings.com.

Cautionary Statements:

The Asset Purchase Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Asset Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The Asset Purchase Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to shareholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Forward Looking Statements:

This report contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. The Company believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “plans,” “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
2.1
Asset Purchase Agreement dated July 8, 2008, among Owl Acquisition Holdings Corp., Chanticleer Holdings, Inc., Texas Wings Incorporated, and the related entities listed on Annex A thereto that may from time to time execute a joinder thereto.

10.1	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Neil G. Kiefer.
10.2	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Glenn Tobias.
10.3	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Salvatore Mellili.
10.4	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Michael Herrick.
10.5	Executive Chairman Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Michael D. Pruitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANTICLEER HOLDINGS, INC. a Delaware Corporation

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer
Dated: July 14, 2008

EXHIBIT
2.1
Asset Purchase Agreement dated July 8, 2008, among Owl Acquisition Holdings Corp., Chanticleer Holdings, Inc., Texas Wings Incorporated, and the related entities listed on Annex A thereto that may from time to time execute a joinder thereto.

10.1	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Neil G. Kiefer.
10.2	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Glenn Tobias.
10.3	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Salvatore Mellili.
10.4	Employment Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Michael Herrick.
10.5	Executive Chairman Agreement dated July 8, 2008, between Chanticleer Holdings, Inc. and Michael D. Pruitt.